Exhibit 99.1

FIRST PERSONAL FINANCIAL CORP.

Special Meeting of Stockholders

[•], 2018 [•] local time

This proxy is solicited by the Board of Directors

I, the undersigned stockholder of First Personal Financial Corp. (the “Company”), having received notice of a special meeting of the stockholders, do hereby nominate, constitute and appoint, each of [•] and [•], my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $0.01 par value, that I would be entitled to vote if personally present at a special meeting of the stockholders of the Company, to be held at [•], on [•], 2018, at [•], local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

1. To approve the Agreement and Plan of Merger dated February 20, 2018 (the “Merger Agreement”) by and between NorthWest Indiana Bancorp (“NWIN”) and the Company, pursuant to which the Company will merge with and into NWIN (the “Merger”). Simultaneously with the Merger, First Personal Bank, the wholly-owned Illinois state chartered commercial bank subsidiary of the Company, will merge with and into Peoples Bank SB, the wholly-owned Indiana state chartered savings bank subsidiary of NWIN.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

2. To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

The Board of Directors recommends you vote “FOR” Proposals 1 and 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Dated:	, 2018

Signature(s)

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN THE SIGNED PROXY IN THE ENCLOSED ENVELOPE.

☐	☐
I WILL ATTEND THE SPECIAL	I CANNOT ATTEND THE SPECIAL
MEETING	MEETING